CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
HSBC USA Inc. Buffered Fixed Rate Notes linked to the Russell 2000® Index due May 22, 2013	$15,000,000	$1,719.00

(1) Calculated in accordance with Rule 457 (r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-180289

PRICING SUPPLEMENT

Dated May 17, 2012

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012

and Equity Index Underlying Supplement dated March 22, 2012)

HSBC USA Inc.

Buffered Fixed Rate Notes

}	$15,000,000 Buffered Fixed Rate Notes linked to the Russell 2000® Index

}	12-month maturity

}	Quarterly coupon payments of 1.575% (6.30% per annum)

}	Protection from the first 20% of any losses in the reference asset, subject to the credit risk of HSBC USA Inc.

The Notes (each a “Note” and collectively the “Notes") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission ( the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying Equity Index Underlying Supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-10 of this pricing supplement.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, page S-3 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note	$1,000	$1.50	$998.50
Total	$15,000,000	$22,500.00	$14,977,500.00

1 See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-10 of this pricing supplement.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc.

Buffered Fixed Rate Notes

Linked to the Russell 2000® Index

The Notes offered hereby have the terms described in this pricing supplement and the accompanying prospectus supplement, prospectus and Equity Index Underlying Supplement. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. You should be willing to forgo dividend payments during the term of the Notes and, if the Reference Return is negative, lose up to 100% of your principal.

This pricing supplement relates to an offering of Notes. The purchaser of a Note will acquire a senior unsecured debt security linked to the performance of the Russell 2000® Index (the “Reference Asset”) as described below. Although the offering relates to the Russell 2000® Index, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Russell 2000® Index or as to the suitability of an investment in the related Notes. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per Note
Reference Asset:	The Russell 2000® Index (Ticker: RTY)
Trade Date:	May 17, 2012
Pricing Date:	May 17, 2012
Original Issue Date:	May 22, 2012
Final Valuation Date:	May 17, 2013. The Final Valuation Date is subject to adjustment as described under “Valuation Dates” in the accompanying Equity Index Underlying Supplement.
Maturity Date:	3 business days after the Final Valuation Date and is expected to be May 22, 2013. The Maturity Date is subject to adjustment as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Coupon Rate:	1.575% of the $1,000 Principal Amount of Notes payable on each quarterly Coupon Payment Date (6.30% per annum)
Coupon Payment Dates:	August 22, 2012, November 23, 2012, February 22, 2013 and May 22, 2013 (the Maturity Date). Each Coupon Payment Date is subject to postponement as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement.
Payment at Maturity:	On the Maturity Date, for each security, we will pay you the Final Settlement Value plus the final coupon payment.
Final Settlement Value:

If the Reference Return is greater than or equal to the Buffer Level, you will receive a cash payment on the Maturity Date equal to 100% of the Principal Amount.

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20%) × 1.25].

For example, if the Reference Return is -21%, you will suffer a 1.25% loss and receive 98.75% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose your entire investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Level – Initial Level Initial Level
Buffer Level:	-20%
Downside Leverage Factor:	1.25

PS-2

Initial Level:	754.33, which was the Official Closing Level of the Reference Asset on the Pricing Date.
Final Level:	The Official Closing Level of the Reference Asset on the Final Valuation Date.
Official Closing Level:	The closing level of the Reference Asset on any scheduled trading day as determined by the Calculation Agent based upon the level displayed on Bloomberg Professional® service page “RTY<INDEX>”, or on any successor page on Bloomberg Professional® service or any successor service, as applicable.
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.
CUSIP / ISIN:	4042K1N82 / US4042K1N828

PS-3

GENERAL

This pricing supplement relates to an offering of Notes linked to the Reference Asset identified on the cover page. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to a single Reference Asset. Although the offering of Notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or Equity Index Underlying Supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Equity Index Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Equity Index Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Equity Index Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm
}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm
}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

PAYMENT ON THE NOTES

Maturity

On the Maturity Date, for each Note you hold, we will pay you (in addition to the final coupon payment) the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than or equal to the Buffer Level, you will receive a cash payment equal to 100% of the Principal Amount of the Notes.

If the Reference Return is less than the Buffer Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of Notes, calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20%) × 1.25].

For example, if the Reference Return is -21%, you will suffer a 1.25% loss and receive 98.75% of the Principal Amount. If the Reference Return is less than the Buffer Level, you may lose your entire investment.

Coupon Payments

On each Coupon Payment Date, for each $1,000 Principal Amount of Notes, you will be paid the coupon payment of (a) $1,000 multiplied by (b) the Coupon Rate. The Coupon Payment Dates are August 22, 2012, November 23, 2012, February 22, 2013 and May 22, 2013 (which is also the expected Maturity Date). The Coupon Payment Dates are subject to postponement as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Equity Index Underlying Supplement. For information regarding the record dates applicable to the Coupons paid on the Notes, please see the section entitled “Description of Notes – Interest and Principal Payments - Recipients of Interest Payments” on page S-11 in the accompanying prospectus supplement.

The Coupon Rate is 1.575% of the $1,000 Principal Amount of Notes payable on each quarterly Coupon Payment Date (6.30% per annum).

Calculation Agent

We or one of our affiliates will act as Calculation Agent with respect to the Notes.

Reference Sponsor

The Russell Investment Group is the reference sponsor.

PS-4

INVESTOR SUITABILITY

The Notes may be suitable for you if:	The Notes may not be suitable for you if:

}You believe the Reference Return will not be below the Buffer Level of -20%.

}You are willing to make an investment that is exposed on a leveraged basis to the negative Reference Return beyond the Buffer Level of -20% and are willing to lose some or all of your investment.

}You are willing to invest in the Notes based on the fact that your maximum potential return is the coupon payments being offered with respect to the Notes.

}You are willing to forgo dividends or other distributions paid to holders of stocks comprising the Reference Asset.

}You do not seek an investment for which there is an active secondary market.

}You are willing to hold the Notes to maturity.

}You do not prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

}You believe that the Reference Return will be below the Buffer Level of -20%.

}You are unwilling to make an investment that is exposed on a leveraged basis to the negative Reference Return beyond the Buffer Level of -20% and are unwilling to lose some or all of your investment.

}You are unwilling to invest in the Notes based on the fact that your maximum potential return is the coupon payments being offered with respect to the Notes.

}You seek an investment that provides full return of principal.

}You prefer a product that provides upside participation in the Reference Asset, as opposed to the coupon payments being offered with respect to your Notes.

}You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}You prefer to receive the dividends or other distributions paid on any stocks comprising the Reference Asset.

}You seek an investment for which there will be an active secondary market.

}You are unable or unwilling to hold the Notes to maturity.

}You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

PS-5

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and on page S-1 of the accompanying Equity Index Underlying Supplement. Investing in the Notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying Equity Index Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Equity Index Underlying Supplement including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;
}	“— General risks related to Indices” in the Equity Index Underlying Supplement; and
}	“— Small-Capitalization or Mid-Capitalization Companies Risk” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the Notes may result in a loss.

You will be exposed on a leveraged basis to the decline in the Final Level from the Initial Level beyond the Buffer Level of -20%. If the Reference Asset declines by more than the Buffer Level, you will lose 1.25% of your investment for every 1% decline in the Reference Asset beyond the Buffer Level. Accordingly, if the Reference Return is less than -20%, your Payment at Maturity will be less than the Principal Amount of your Notes. You may lose up to 100% of your investment at maturity if the Reference Return is less than the Buffer Level.

Your return on the Notes is limited to the Principal Amount plus any accrued coupon regardless of any appreciation in the level of the Reference Asset.

Unless the Reference Return is below the Buffer Level, for each $1,000 Principal Amount of Notes, you will receive $1,000 at maturity plus any unpaid coupon payments, regardless of any appreciation in the level of the Reference Asset, which may be significant. Accordingly, the return on the Notes may be significantly less than the return on a direct investment in the Reference Asset during the term of the Notes.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any return of principal at maturity and coupon payments, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

Changes that affect the Reference Asset will affect the market value of the Notes and the amount you will receive at maturity.

The policies of the reference sponsor concerning additions, deletions and substitutions of the constituents comprising the Reference Asset and the manner in which the reference sponsor takes account of certain changes affecting those constituents included in the Reference Asset may affect the level of the Reference Asset. The policies of the reference sponsor with respect to the calculation of the Reference Asset could also affect the level of the Reference Asset. The reference sponsor may discontinue or suspend calculation or dissemination of the Reference Asset. Any such actions could affect the value of the Notes.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the Payment at Maturity described in this pricing supplement is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the placement agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

PS-6

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as Calculation Agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-7

ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Reference Asset relative to its Initial Level. We cannot predict the Final Level of the Reference Asset. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and the hypothetical Initial Level used in the table and examples below is not the actual Initial Level of the Reference Asset. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset or the return on your Notes. With respect to the Notes, the Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the hypothetical total return at maturity on a $1,000 investment in the Notes for a hypothetical range of performance for the Reference Return from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Total Return on the Notes” as used below is the number, expressed as a percentage, that results from comparing the sum of the Final Settlement Value and the quarterly coupon payments, to $1,000. The potential returns described here assume that your Notes are held to maturity. You should consider carefully whether the Notes are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000
}	Hypothetical Initial Level:	800.00
}	Buffer Level:	-20%
}	Downside Leverage Factor:	1.25
}	Coupon Rate:	1.575% of the $1,000 Principal Amount of Notes (6.30% per annum)

The actual Initial Level was determined on the Pricing Date.

Hypothetical Final Level	Hypothetical Reference Return	Hypothetical Final Settlement Value	Coupon Payments	Total Payment on the Notes	Hypothetical Total Return on the Notes
1,600.00	100.00%	$1,000.00	$63.00	$1,063.00	6.30%
1,440.00	80.00%	$1,000.00	$63.00	$1,063.00	6.30%
1,280.00	60.00%	$1,000.00	$63.00	$1,063.00	6.30%
1,120.00	40.00%	$1,000.00	$63.00	$1,063.00	6.30%
1,040.00	30.00%	$1,000.00	$63.00	$1,063.00	6.30%
960.00	20.00%	$1,000.00	$63.00	$1,063.00	6.30%
920.00	15.00%	$1,000.00	$63.00	$1,063.00	6.30%
880.00	10.00%	$1,000.00	$63.00	$1,063.00	6.30%
840.00	5.00%	$1,000.00	$63.00	$1,063.00	6.30%
816.00	2.00%	$1,000.00	$63.00	$1,063.00	6.30%
808.00	1.00%	$1,000.00	$63.00	$1,063.00	6.30%
800.00	0.00%	$1,000.00	$63.00	$1,063.00	6.30%
792.00	-1.00%	$1,000.00	$63.00	$1,063.00	6.30%
784.00	-2.00%	$1,000.00	$63.00	$1,063.00	6.30%
760.00	-5.00%	$1,000.00	$63.00	$1,063.00	6.30%
720.00	-10.00%	$1,000.00	$63.00	$1,063.00	6.30%
680.00	-15.00%	$1,000.00	$63.00	$1,063.00	6.30%
640.00	-20.00%	$1,000.00	$63.00	$1,063.00	6.30%
600.00	-25.00%	$937.50	$63.00	$1,000.50	0.05%
560.00	-30.00%	$875.00	$63.00	$938.00	-6.20%
480.00	-40.00%	$750.00	$63.00	$813.00	-18.70%
320.00	-60.00%	$500.00	$63.00	$563.00	-43.70%
160.00	-80.00%	$250.00	$63.00	$313.00	-68.70%
0.00	-100.00%	$0.00	$63.00	$63.00	-93.70%

PS-8

The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the Notes. In addition to the Final Settlement Value, you will be entitled to receive coupon payments quarterly on each Coupon Payment Date up to and including the Maturity Date.

Example 1: The level of the Reference Asset increases from the Initial Level of 800.00 to a Final Level of 880.00.

Reference Return:	10.00%
Final Settlement Value:	$1,000.00

Although the Reference Return is positive, you will not participate in the increase in the Reference Asset. Since the Reference Return is greater than the Buffer Level, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of Notes.

Example 1 shows that you will receive the return of your principal investment if the Reference Return is greater than or equal to the Buffer Level, but you will not participate in increases in the Reference Asset above the Initial Level.

Example 2: The level of the Reference Asset decreases from the Initial Level of 800.00 to a Final Level of 720.00.

Reference Return:	-10.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the Buffer Level, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of Notes.

Example 2 shows that you will receive the return of your principal investment if the Reference Return is negative but greater than the Buffer Level.

Example 3: The level of the Reference Asset decreases from the Initial Level of 800.00 to a Final Level of 480.00.

Reference Return:	-40.00%
Final Settlement Value:	$750.00

Because the Reference Return is less than the Buffer Level, the Final Settlement Value would be $750.00 per $1,000 Principal Amount of Notes calculated as follows:

$1,000 + [$1,000 × (Reference Return + 20%) × 1.25]
= $1,000 + [$1,000 × (-40.00% + 20%) × 1.25]
= $750.00

Example 3 shows that you will lose 1.25% of the Principal Amount of your Notes for each percentage point that the Reference Return is below -20%. YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR NOTES.

PS-9

THE RUSSELL 2000® INDEX (“RTY”)

Description of the RTY

RTY is designed to track the performance of the small capitalization segment of the United States equity market. All 2,000 stocks are traded on the New York Stock Exchange or NASDAQ, and RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98% of the United States equity market.

The top 5 industry groups by market capitalization as of April 30, 2012 were: Financial Services, Consumer Discretionary, Producer Durables, Technology and Health Care.

For more information about the RTY, see “The Russell 2000® Index” on page S-6 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the RTY

The following graph sets forth the historical performance of the RTY based on the daily historical closing levels from May 18, 2007 through May 17, 2012. The closing level for the RTY on May 17, 2012 was 754.33. We obtained the closing levels below from Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from Bloomberg Professional® service.

The historical levels of the RTY should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Level of the RTY on the Final Valuation Date.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. will offer the Notes at the offering price set forth on the cover page of this pricing supplement. HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 0.15% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes to other registered broker-dealers.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to make a market in the Notes and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth under the heading “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.  In the opinion of Sidley Austin llp, special U.S. tax counsel to us, the following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes.  Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to “cash settle” the Put Option, and a deposit with us of cash in an amount equal to the Principal Amount of the Note (the “Deposit”) to secure your potential obligation under the Put Option, as described in the prospectus supplement under the heading “U.S. Federal Income Tax Considerations – Certain Equity-Linked Notes – Certain Notes Treated as a Put Option and a Deposit.”  We intend to treat the Notes consistent with this approach and the balance of this summary so assumes.  However, other reasonable approaches are possible.  Pursuant to the terms of the Notes, you agree to treat each Note as consisting of the Deposit and the Put Option for all U.S. federal income tax purposes.  We intend to treat

PS-10

the Deposits as short-term debt instruments for U.S. federal income tax purposes.  Please see the discussion under the heading “U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Debt Instruments” in the accompanying prospectus supplement for the U.S. federal income tax considerations applicable to short-term debt instruments.

As described in the prospectus supplement under “U.S. Federal Income Tax Considerations – Certain Equity-Linked Notes – Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 1.575% Coupon Rate (6.30% per annum) on the Notes among interest on the Deposit and Put Premium, 0.99% constitutes interest on the Deposit and 5.31% constitutes Put Premium.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ from the treatment described above. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

VALIDITY OF THE NOTES

In the opinion of Sidley Austin llp, as counsel to the Issuer, when the Notes offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the Senior Indenture referred to in the prospectus supplement dated March 22, 2012, and delivered against payment as contemplated herein, such Notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Federal laws of the United States, the laws of the State of New York and the Maryland General Corporation Law as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated March 22, 2012, which has been filed as Exhibit 5.3 to the Issuer’s registration statement on Form S-3 filed with the Securities and Exchange Commission on March 22, 2012.

PS-11

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$15,000,000 Buffered Fixed Rate Notes Linked to the

Russell 2000® Index

May 17, 2012

PRICING SUPPLEMENT

Pricing Supplement
General	PS-4
Payment on the Notes	PS-4
Investor Suitability	PS-5
Risk Factors	PS-6
Illustrative Examples	PS-8
The Russell 2000® Index	PS-10
Supplemental Plan of Distribution (Conflicts of Interest)	PS-10
U.S. Federal Income Tax Considerations	PS-10
Validity of the Notes	PS-11

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
MSCI Indices	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60